EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Antonio L. DeLise
President, Chief Executive Officer
& Chief Financial Officer
PubliCARD, Inc.
(212) 651-3120

PubliCARD, INC. ANNOUNCES THIRD QUARTER RESULTS

NEW YORK - NOVEMBER 14, 2005 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the three and nine months ended September 30, 2005.

Revenues for the third quarter of 2005 decreased to $1,029,000, compared to $1,260,000 in 2004. Foreign currency changes had the effect of decreasing revenues by 1%. Excluding the impact of foreign currency changes, revenues in 2005 decreased by 17% driven by a decline in direct sales to customers located in the United Kingdom as well as a decline in shipments to non-U.K. distribution partners. In the first several months of 2005, the Company reduced sales and customer support headcount by a total of eight people to reduce operating expenses and reflect lower revenue expectations. The Company reported a net loss for the quarter ended September 30, 2005 of $312,000, or $0.01 per share, compared with a net loss of $3,082,000, or $0.12 per share, a year ago. The 2004 results include a $2,739,000 non-cash loss on the termination of the Company’s frozen defined benefit pension plan. As of September 30, 2005, cash and short-term investments totaled $750,000.

For the nine months ended September 30, 2005, sales were $2,689,000 compared to $3,116,000 a year ago. Foreign currency changes had the effect of increasing revenues by 1%. Excluding the impact of foreign currency changes, revenues in 2005 decreased by 15%. The decline was also driven by weaker performance in direct sales and shipments to non-U.K. distribution partners. The Company reported a net loss of $1,484,000, or $.06 per share for the nine months ended September 30, 2005 compared to a net loss of $4,368,000, or $.18 per share, in 2004. The 2004 results include the pension termination loss referenced above and a gain of $647,000 relating to an agreement to assign to a third party certain insurance claims against a group of historic insurers. The claims involved several historic general liability policies of insurance issued to the Company.

About PubliCARD, Inc.

Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company’s future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business. However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2004, and quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 as filed with the Securities and Exchange Commission.

(table to follow)

PUBLICARD, INC.
AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF
SEPTEMBER 30, 2005 AND DECEMBER 31, 2004
(in thousands, except share data)

	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash, including short-term investments of $697 and $1,837 in 2005
and 2004, respectively	$750	$1,943
Trade receivables, less allowance for doubtful accounts of $16 and $48
in 2005 and 2004, respectively	801	827
Inventories	348	558
Prepaid insurance and other	594	440
Total current assets	2,493	3,768

Equipment and leasehold improvements, net	62	127
Goodwill	782	782
Other assets	—	396
	$3,337	$5,073

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:
Overdraft payable	$484	$347
Trade accounts payable	637	1,011
Accrued liabilities	1,113	1,005
Total current liabilities	2,234	2,363

Note payable	7,501	7,501
Other non-current liabilities	209	368
Total liabilities	9,944	10,232

Commitments and contingencies

Shareholders’ deficiency:
Class A Preferred Stock, Second Series, no par value: 1,000 shares authorized; 465 and 565 shares issued and outstanding as of September 30, 2005
and December 31, 2004, respectively	2,325	2,825
Common shares, $0.10 par value: 40,000,000 shares authorized; 24,940,902 and
24,690,902 shares issued and outstanding as of September 30, 2005 and
December 31, 2004, respectively	2,494	2,469
Additional paid-in capital	108,594	108,119
Accumulated deficit	(119,960)	(118,476)
Other comprehensive loss	(60)	(96)
Total shareholders’ deficiency	(6,607)	(5,159)
	$3,337	$5,073

See Note 1 below.

PUBLICARD, INC.
AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(in thousands, except share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenues	$1,029	$1,260	$2,689	$3,116

Cost of revenues	428	530	1,220	1,416
Gross margin	601	730	1,469	1,700

Operating expenses:
General and administrative	515	568	1,537	1,840
Sales and marketing	247	365	929	1,190
Product development	150	173	489	522
Amortization of intangibles	—	10	—	30
	912	1,116	2,955	3,582
Loss from operations	(311)	(386)	(1,486)	(1,882)

Other income (expenses):
Interest income	7	6	21	18
Interest expense	(8)	(6)	(19)	(16)
Cost of pensions - non-operating	—	(132)	—	(396)
Loss on pension settlement	—	(2,739)	—	(2,739)
Gain on insurance recoveries	—	170	—	647
Other income, net	—	5	—	—
	(1)	(2,696)	2	(2,486)

Net loss	$(312)	$(3,082)	$(1,484)	$(4,368)

Basic and diluted loss per common share	$(.01)	$(.12)	$(.06)	$(.18)

Basic and diluted weighted average common shares outstanding	24,753,402	24,690,902	24,715,902	24,690,902

See Note 1 below.

Note 1--Liquidity and Going Concern Considerations

The consolidated statements of operations and balance sheets presented above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for a number of years. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000 to $750,000 at September 30, 2005. The Company also had a shareholders’ deficiency of $6.6 million at September 30, 2005.

The Company sponsored a defined benefit pension plan (the “Plan”) that was frozen in 1993. In January 2003, the Company filed a notice with the Pension Benefit Guaranty Corporation (the “PBGC”) seeking a “distress termination” of the Plan. In September 2004, the PBGC proceeded to terminate the Plan and was appointed as the Plan’s trustee. As a result of the Plan termination, the Company’s 2003 and 2004 funding requirements due to the Plan amounting to $3.4 million through September 15, 2004 were eliminated. As such, management believes that existing cash and short term investments may be sufficient to meet the Company’s operating and capital requirements at the currently anticipated levels through March 31, 2006. However, additional capital will be necessary in order to operate beyond March 31, 2006 and to fund the current business plan and other obligations. While the Company is considering various funding alternatives, the Company has not secured or entered into any arrangements to obtain additional funds. There can be no assurance that the Company will be able to obtain additional funding on acceptable terms or at all. If the Company cannot raise additional capital to continue its present level of operations it is not likely to be able to meet its obligations, take advantage of future acquisition opportunities or further develop or enhance its product offering, any of which would have a material adverse effect on its business and results of operations and is likely to lead the Company to seek bankruptcy protection. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The independent auditors’ reports on the Company’s Consolidated Financial Statements for the years ended December 31, 2004, 2003 and 2002 contained emphasis paragraphs concerning substantial doubt about the Company’s ability to continue as a going concern.

# # #